Exhibit 1.1

NOTICE REGARDING UNDERWRITING AGREEMENT

The attached Underwriting Agreement is a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein. The Underwriting Agreement is not intended to be a source for investors of factual, business, or operational information about the Company. The representations and warranties, covenants and agreements contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement, were solely for the benefit of the parties to the Underwriting Agreement, and in some cases are subject to limitations agreed among those parties. Accordingly, investors and security holders should not rely on representations or warranties, covenants and agreements as characterizations of the actual state of facts or condition of the Company.

LATAM Airlines Group S.A.

American Depositary Shares

Each Representing 2,000 Common Shares

Underwriting Agreement

September 8, 2025

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The shareholder named in Schedule II hereto (the “Selling Shareholder”) of LATAM Airlines Group S.A. (the “Company”), a publicly held stock corporation (sociedad anónima abierta) duly organized under the laws of the Republic of Chile (“Chile”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 7,000,000 American Depositary Shares (the “Offered ADSs”), each representing 2,000 common shares (the “Common Stock”) of the Company.

The Offered ADSs purchased by the Underwriters will be issued by JPMorgan Chase Bank, N.A. (the “Depositary”) and will be evidenced by American Depositary Receipts (“ADRs”) pursuant to the Third Amended and Restated Deposit Agreement, dated as of September 21, 2017, as amended by the first amendment, dated as of March 12, 2021, and the second amendment, dated as of July 24, 2024 (the “Deposit Agreement”), among the Company, the Depositary, and all holders from time to time of the ADRs issued thereunder evidencing American Depositary Shares representing deposited common shares of the Company. The common shares of the Company represented by the Offered ADSs are hereinafter referred to as the “Underlying Shares.”

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) An “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on Form F-3 (File No. 333-280866) in respect of the Offered ADSs has been filed with the U.S. Securities and Exchange Commission (the “SEC”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the SEC, and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”); any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offered ADSs filed with the SEC pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Offered ADSs that is filed with the SEC and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Offered ADSs filed with the SEC pursuant to Rule 424(b) under the Securities Act, in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offered ADSs filed with the SEC pursuant to Rule 424(b) under the Securities Act and any documents filed under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offered ADSs is hereinafter called an “Issuer Free Writing Prospectus”;

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the SEC; and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);

(iii) For the purposes of this Agreement, the “Applicable Time” is 9:10 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed in Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not materially conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such or any other documents were filed with the SEC since the SEC’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth in Schedule III(b) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; the ADS Registration Statement complied when it became effective with the requirements of the Securities Act; and the ADS Registration Statement did not, as of the time it was declared effective by the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi) Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole or on the performance by the Company of its obligations under this Agreement, the Deposit Agreement or the consummation of any of the transactions contemplated in the Pricing Prospectus and the Prospectus, whether or not arising from transactions in the ordinary course of business;

(vii) The Company and its subsidiaries have good and marketable title in fee simple to, or have valid and marketable leasehold interests in all items of real and personal property and all other real and personal property that are necessary to conduct its operations as presently conducted, in each case free and clear of all liens, charges, encumbrances, claims and defects and imperfections of title, except (i) as would not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and (ii) such as would not, individually or in the aggregate, have a Material Adverse Effect. All permits, except those which would not reasonably be expected to result in a Material Adverse Effect, required to have been issued or appropriate to enable the real property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect. The assets and properties owned, leased or otherwise used by the Company are in good repair, working order and condition (reasonable wear and tear excepted), except those which would not reasonably be expected to result in a Material Adverse Effect;

(viii) The Company has been (i) duly organized as a publicly held stock corporation (sociedad anónima abierta) under the laws of Chile and is validly existing and in good standing under the laws of Chile, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and (ii) duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction other than Chile that requires such qualification;

(ix) Each of the Company’s subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and (ii) duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification;

(x) The Company and its subsidiaries operate air carriers of passengers and property in scheduled air transportation and related businesses, are registered, licensed or otherwise certificated or duly authorized by all the relevant authorities in each jurisdiction where they operate to engage in such air transportation, and the Company and its subsidiaries, to the extent applicable, are duly qualified or otherwise authorized to do business as air carriers in all jurisdictions in which they have air routes (except for jurisdictions where the failure to so qualify or obtain authorization would not, in the aggregate, have a Material Adverse Effect);

(xi) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company, including the Underlying Shares represented by the Offered ADSs to be sold by the Selling Shareholder, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Common Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, (i) those subsidiaries set forth in Schedule V hereto, and (ii) in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus (including, for the avoidance of doubt, such liens or encumbrances in connection with the Company’s 7.875% Senior Secured Notes due 2030 and 7.625% Senior Secured Notes due 2031, and the Company’s revolving credit facilities, as amended and restated from time to time, each originally entered into on March 29, 2016 and October 12, 2022, respectively);

(xii) This Agreement has been duly authorized, executed and delivered by the Company and will constitute a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity). The compliance by the Company with this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated in this Agreement, the Deposit Agreement the Pricing Prospectus and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, under (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the by-laws (estatutos), memorandum and articles of association or comparable constituting documents of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Offered ADSs or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered ADSs by the Underwriters;

(xiii) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its by-laws (estatutos), memorandum and articles of association or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any such subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any such subsidiaries or any of its properties, as applicable, except, in each case, for such violations or defaults the consequence of which would not have, individually or in the aggregate, a Material Adverse Effect;

(xiv) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated in this Agreement, the Deposit Agreement, the Pricing Prospectus and the Prospectus, except for (i) such consents, approvals, authorizations, registrations, qualifications or notices as have been obtained or given under the laws of Chile, and the notices and delivery of documents to the Commission of the Financial Market of Chile (“CMF”) as provided for in Section II of Circular Letter No. 1,375 of the CMF, and the laws applicable to the Company’s subsidiaries in their respective jurisdictions; (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered ADSs by the Underwriters; and (iii) as shall have been obtained or made prior to the Closing Date;

(xv) The Company and each of its subsidiaries has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect;

(xvi) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and neither the Company nor any such subsidiary is aware of any existing or imminent labor disturbance by the employees of any of its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect and except as set forth in the Pricing Prospectus and the Prospectus;

(xvii) None of the subsidiaries of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying any loans or advances to such subsidiary or from transferring any of such subsidiary’s property or assets, except as described in the Pricing Prospectus and the Prospectus;

(xviii) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in light of the risks faced by them in the conduct of their respective businesses; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except where the failure to maintain such insurance would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance in all material respects with the terms of such policies and instruments; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company or any of its subsidiaries has been refused any insurance coverage sought or applied for, except when the Company or any of its subsidiaries were seeking to obtain insurance coverage at more attractive rates; and none of the Company or any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in the Pricing Prospectus and the Prospectus;

(xix) The Company and its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by all applicable authorities (including, without limitation, the United States Federal Aviation Administration, the Chilean Dirección General de Aeronáutica Civil, the Argentine Administración Nacional de Aviación Civil, the Brazilian Agência Nacional de Aviação Civil, the Ecuadorian Dirección General de Aeronáutica Civil, the Peruvian Dirección General de Aeronáutica Civil, the Colombian Unidad Administrativa Especial de Aeronáutica Civil, the Mexican Dirección General de Aeronáutica Civil and the Paraguayan Dirección Nacional de Aeronáutica Civil) that are necessary for the ownership or lease of their respective properties or to conduct their respective businesses; and none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in the Pricing Prospectus and the Prospectus;

(xx) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS (as defined below) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting. The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective;

(xxi) The Company and its subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety (to the extent related exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals under applicable Environmental Laws, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Prospectus and the Prospectus. Except as set forth in the Pricing Prospectus and the Prospectus, none of the Company or any of its subsidiaries has been named as a “potentially responsible party” under the U.S. Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(xxii) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Prospectus and the Prospectus;

(xxiii) All payments to be made by the Company on or by virtue of the execution, delivery, performance or enforcement of this Agreement and the Deposit Agreement, and all dividend or other payments under this Agreement and the Deposit Agreement, under the current laws and regulations of Brazil, Chile, Colombia, Ecuador, Peru or the United States or any political subdivision or taxing authority thereof (collectively, the “Taxing Jurisdictions”) will not be subject to withholding, duties, levies, deductions, charges or other taxes under the current laws and regulations of the applicable Taxing Jurisdiction and are otherwise payable free and clear of any other withholding, duty, levy, deduction, charge or other tax in the applicable Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the applicable Taxing Jurisdiction; except (i) as described in the Pricing Prospectus and the Prospectus; and (ii) for withholding taxes on payments to non-residents of Chile of fees, remunerations, or similar amounts that may be imposed by Chile at a rate of up to 35%, provided, however, that: (x) if the payment is deemed a fee or commission for a commercial mandate (comisión mercantil) pursuant to the Commercial Code of Chile and the interpretation of the Chilean Internal Revenue Service, in which case such payment shall be exempt from withholding taxes or otherwise could be subject to a 19% value-added tax if the respective service is rendered or used in Chile; (y) if the payment is made as consideration for the provision of professional or technical services provided by an expert through advice, a report, or a plan, such payment will be subject to a 15% withholding tax, unless paid to a person or entity that is incorporated, domiciled, or resident in a jurisdiction considered a preferential tax regime according to Article 41 H of the Chilean Income Tax Law, in which case the withholding rate will be 20%; or (z) if the payment benefits from a reduced rate of withholding or an exemption under a double taxation treaty to which Chile is a party (if exempted from withholding tax, such payment may be subject to at 19% value-added tax if the respective service is rendered or used in Chile).

(xxiv) None of the Company or any of its subsidiaries is subject to any suit in respect of its or their respective obligations under this Agreement, the Deposit Agreement, and the Offered ADSs, and none of the Company or any of its subsidiaries or any of their respective properties, assets or revenues is subject to any right or immunity under Brazilian, Chilean, Colombian, Ecuadorian, Peruvian, U.S. federal or New York state law, as the case may be, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Brazilian, Chilean, Colombian, Ecuadorian, Peruvian, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, the Deposit Agreement, the Pricing Prospectus and the Prospectus that may at any time be commenced, each of the Company and its subsidiaries has, pursuant to Section 21 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(xxv) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon any of this Agreement, the Deposit Agreement and the Offered ADSs would be recognized and enforced against the Company by the courts of Chile, as applicable, without reconsideration or reexamination of the merits, review of the merits of the cause of action in respect of which the original judgment was given or the litigation of the matters adjudicated upon or subject to payment of any stamp, registration or similar tax or duty; provided that such judgment fulfills all enforceability requirements as described under the caption “Enforceability of Civil Liabilities” in the Pricing Prospectus and the Prospectus;

(xxvi) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Chile and will be honored by the courts of Chile;

(xxvii) The Company has the power to submit, and pursuant to Section 19 of this Agreement and Section 18 of the Deposit Agreement has legally, validly, effectively and irrevocably submitted, in the case of this Agreement to the exclusive and in the case of the Deposit Agreement to the non-exclusive jurisdiction of any U.S. federal or New York state court located in The City of New York and County of New York; and has the power to designate, appoint and empower, and pursuant to Section 19 of this Agreement and Section 18 of the Deposit Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement or the Deposit Agreement, as applicable, in any U.S. federal or New York state court located in The City of New York and County of New York;

(xxviii) The indemnification provisions set forth in Section 9 of this Agreement do not contravene Chilean law or public policy;

(xxix) It is not necessary under the laws of Chile that any holder of the Offered ADSs, or the Underwriters should be licensed, qualified or entitled to carry on business in Chile (i) to enable any of them to enforce their respective rights under this Agreement, the Deposit Agreement and the Offered ADSs or the consummation of the transactions contemplated hereby or thereby or any other document to be delivered in connection herewith or therewith or (ii) solely by reason of the execution, delivery or performance of any such document;

(xxx) None of the holders of the Offered ADSs or the Underwriters will be deemed resident, domiciled, carrying on business or subject to taxation in Chile on an overall income basis solely by the execution, delivery, performance or enforcement of this Agreement, the Deposit Agreement and the Offered ADSs or the distribution or sale of the Offered ADSs by the Underwriters or by virtue of the ownership, deposit or transfer of the Underlying Shares or the Offered ADSs, as the case may be, or the receipt of payments under this Agreement, the Deposit Agreement and the Offered ADSs;

(xxxi) The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act (“Foreign Private Issuer”);

(xxxii) The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(xxxiii) Upon the due and valid issuance by the Depositary of the ADRs evidencing the Offered ADSs against the deposit of common shares of the Company in respect thereof in accordance with the Deposit Agreement, the Offered ADSs evidenced by such ADRs will be duly and validly issued and the persons in whose names such Offered ADSs are registered will be entitled to the rights of registered holders of Offered ADSs specified in the Deposit Agreement; and, except as disclosed in the Pricing Prospectus and the Prospectus, there are no limitations on the rights of holders of Offered ADSs or ADRs evidencing Offered ADSs to hold or vote or transfer their respective securities;

(xxxiv) Except as disclosed in the Pricing Prospectus and the Prospectus and pursuant to Section 1(a)(xxiii) of this Agreement, no stamp, documentary, or other issuance or transfer taxes or duties and no capital gains, income, withholding or other similar taxes are payable by or on behalf of the Underwriters, in their capacity as Underwriters or otherwise in connection with their performance under this Agreement, in connection with (x) the consummation of the offering and the other transactions contemplated in the Pricing Prospectus and the Prospectus, (y) the payments of dividends, if any, and other amounts in respect of the Offered ADSs to holders of the Offered ADSs, or (z) the execution, delivery, performance or enforcement of this Agreement and the Deposit Agreement;

(xxxv) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of ADSs and Common Shares,” insofar as they purport to constitute a summary of the terms of the Common Stock, under the caption “Taxation,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the matters discussed therein;

(xxxvi) Other than as set forth in the Pricing Prospectus and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator (“Actions”) involving the Company or any of its subsidiaries or its or their properties is pending or, to the best knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect; there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;

(xxxvii) The Company is not an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended;

(xxxviii) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Offered ADSs in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the time of filing of the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered ADSs, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act;

(xxxix) PricewaterhouseCoopers Consultores Auditores y Compañía Limitada, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Securities Act, the rules and regulations of the SEC thereunder and as required by Chilean Law No. 18,045;

(xl) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xli) Based on its financial statements and its expectations about the nature and amount of its income, assets, and activities, and the market value of its equity, the Company believes that it was not a passive foreign investment company as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for the taxable year 2024 and does not expect to be a passive foreign investment company in the current tax year or in the foreseeable future;

(xlii) In the last five years, neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation; or (iv) violated or is in violation of any provision of Chilean Law No. 21,121 (anti-corruption law) (collectively, “Anti-Corruption Laws”); the Company and its subsidiaries have in the last five years conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein;

(xliii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the U.S. Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency, including Chilean Law No. 19,913 (the money laundering law of Chile) and the rules and regulations promulgated thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries have in place a Crime Prevention Model that fully complies with the provisions of Chilean Law No. 20,393, as amended, which establishes the criminal liability of legal entities;

(xliv) Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State, the European Union, the United Kingdom, His Majesty’s Treasury, the United Nations Security Council, or other applicable governmental authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory broadly prohibiting dealings with such country or territory (currently, the Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, and North Korea) (each, a “Sanctioned Jurisdiction”), except that employees of the Company’s affiliate being located or resident in Cuba will not be considered a violation of this representation; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions. For the past six years, the Company and its subsidiaries have not, in violation of Sanctions, knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Jurisdiction;

(xlv) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the results of operations and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board and the rules on financial statements issued by the CMF, applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable;

(xlvi) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any third party; and (iii) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any third party;

(xlvii) (i) The Company and its subsidiaries have not been notified of, and have no knowledge of (x) any security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; (iii) the Company and its subsidiaries have implemented and maintain controls, policies, procedures, safeguards, and backup and disaster recovery technology consistent with industry standards and practices to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the IT Systems and Data are (x) adequate for, and operate and perform as required in connection with the operation of, the business of the Company and its subsidiaries as currently conducted, and (y) free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not, in each case of clauses (i), (ii), (iii), and (iv), individually or in the aggregate, have a Material Adverse Effect;

(xlviii) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xlix) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(l) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(li) Neither the Company nor any of its subsidiaries or affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Offered ADSs; and

(liii) A registration statement on Form F-6 (File No. 333-280864) for the registration of the Offered ADSs under the Securities Act has been filed with the SEC. The registration statement on Form F-6, as amended (including by the filing of any post-effective amendments thereto, if applicable), has been declared effective by the SEC and is herein called the “ADS Registration Statement.”

(b) The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement, and for the deposit of the Underlying Shares and delivery and sale of the Offered ADSs to be sold by the Selling Shareholder hereunder, have been obtained except for the registration under the Act of the Underlying Shares and Offered ADSs and such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws, the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the approval for listing on the Exchange or such consents, approvals, authorizations and orders that have been obtained or, if not obtained, would not individually or in the aggregate, affect the validity of the Underlying Shares and Offered ADSs to be sold by the Selling Shareholder or reasonably be expected to impair the ability of the Selling Shareholder to consummate the transactions contemplated by this Agreement; and the Selling Shareholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Offered ADSs to be sold by the Selling Shareholder hereunder;

(ii) The deposit of the Underlying Shares and the sale of the Offered ADSs to be sold by the Selling Shareholder hereunder and the compliance by the Selling Shareholder with this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of the applicable organizational documents of the Selling Shareholder or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or any of its subsidiaries or any property or assets of the Selling Shareholder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, and the consummation by the Selling Shareholder of the transactions contemplated by this Agreement in connection with the Offered ADSs to be sold by the Selling Shareholder hereunder;

(iii) The Selling Shareholder has been duly organized and is validly existing as a corporation, limited liability company, or a limited partnership, as the case may be, in good standing (where applicable) in its jurisdiction of organization. The Selling Shareholder has, and immediately prior to the Time of Delivery (as defined in Section 4 hereof) the Selling Shareholder will have, good and valid title to the Offered ADSs to be sold by the Selling Shareholder hereunder at the Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon deposit of such Underlying Shares and delivery of such Offered ADSs and payment therefor pursuant hereto, good and valid title to such Offered ADSs, and the right to redeem its Underlying Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) There are no affiliations between any of the Underwriters and the Selling Shareholder except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus;

(v) Except as described in the Pricing Prospectus and the Prospectus, no stamp or other issuance or transfer taxes or duties or similar taxes are payable in the United States or Chile by or on behalf of the Underwriters, the Company, or the purchasers of the Offered ADSs to any taxing authority thereof or therein in connection with (i) the deposit of the Underlying Shares and the sale and delivery of the Offered ADSs issued in connection therewith by the Selling Shareholder, in accordance with the terms of this Agreement and the Deposit Agreement and as described in the Pricing Prospectus and the Prospectus; or (ii) the sale and delivery by the Underwriters of Offered ADSs to the initial purchasers thereof in accordance with the terms of this Agreement;

(vi) On or prior to the date of the Pricing Prospectus, the Selling Shareholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex III hereto;

(vii) The Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs;

(viii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder expressly for use therein, it being understood and agreed that the only information furnished by the Selling Shareholder to the Company consists of (i) the legal name of the Selling Shareholder, (ii) the number of Underlying Shares and Offered ADSs beneficially owned by the Selling Shareholder before and after the offering, and (iii) the address and other information with respect to the Selling Shareholder (excluding percentages) which appears in the Registration Statement and the Pricing Prospectus in the table under the caption “Selling Shareholders” (with respect to the Selling Shareholder, the “Selling Shareholder Information”), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the SEC, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(ix) The Offered ADSs to be sold by the Selling Shareholder, when issued and delivered against payment therefor, will be freely transferable by the Selling Shareholder to or for the account of the several Underwriters and (to the extent described in the Pricing Prospectus and the Prospectus) the initial applicable purchasers thereof;

(x) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the U.S. Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Shareholder will deliver to you prior to or at the Time of Delivery the appropriate properly completed and executed United States Treasury Department Form W-8 or W-9, as applicable (or other applicable form or statement specified by U.S. Treasury Department regulations in lieu thereof);

(xi) The obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Offered ADSs to be sold by the Selling Shareholder hereunder, the Offered ADSs to be sold by the Selling Shareholder shall be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of this Agreement;

(xii) The Selling Shareholder has deposited, or will cause the deposit of, the Underlying Shares with the Depositary against the issuance of the Offered ADSs to be sold by it to the Underwriters and has instructed or will instruct the Depositary to deliver such Offered ADSs to the Underwriters against payment by the Underwriters therefor at the Time of Delivery;

(xiii) Neither the Selling Shareholder nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Selling Shareholder, any agent, affiliate or other person associated with or acting on behalf of the Selling Shareholder or any of its subsidiaries is currently the subject or the target of any Sanctions, nor is the Selling Shareholder, any of its subsidiaries located, organized or resident in a Sanctioned Jurisdiction. The Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Offered ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any Anti-Corruption Laws. For the past ten years, the Selling Shareholder and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Jurisdiction;

(xiv) The Selling Shareholder is not prompted by any material information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Offered ADSs pursuant to this Agreement;

(xv) The Selling Shareholder is not subject to any suit in respect of its obligations under this Agreement and the Offered ADSs, and neither the Selling Shareholder nor any of its properties, assets or revenues is subject to any right or immunity under the laws of its jurisdiction of formation or organization and Chilean, U.S. federal or New York state law, as the case may be, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of its formation or organization and any Chilean, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Selling Shareholder and its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, the Pricing Prospectus and the Prospectus that may at any time be commenced, the Selling Shareholder has, pursuant to Section 21 of this Agreement, waived, and it will waive, such right to the extent permitted by law; and

(xvi) The Selling Shareholder has the power to submit, and pursuant to Section 19 of this Agreement has legally, validly, effectively and irrevocably submitted to the exclusive jurisdiction of any U.S. federal or New York state court located in The City of New York and County of New York; and has the power to designate, appoint and empower, and pursuant to Section 19 of this Agreement has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement or the Deposit Agreement, as applicable, in any U.S. federal or New York state court located in The City of New York and County of New York.

2. Subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholder, at a purchase price per ADS of US$47.401, the number of Offered ADSs (to be adjusted by you so as to eliminate fractional securities) determined by multiplying the aggregate number of Offered ADSs to be sold by the Selling Shareholder as set forth opposite its name in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Offered ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Offered ADSs to be purchased by all of the Underwriters from the Selling Shareholder hereunder.

3. Upon the authorization by you of the release of the Offered ADSs, the several Underwriters propose to offer the Offered ADSs for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4. (a) The Offered ADSs to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least twenty-four hours’ prior notice to the Selling Shareholder shall be delivered by or on behalf of the Selling Shareholder to the Underwriters, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Shareholder to the Underwriters at least forty-eight hours in advance. The Selling Shareholder will cause the Offered ADSs to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Offered ADSs, 9:30 a.m., New York time, on September 10, 2025 or such other time and date as the Underwriters and the Selling Shareholder may agree upon in writing. Such time and date for delivery of the Offered ADSs is herein called the “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Offered ADSs and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Simpson Thacher & Bartlett LLP, at 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Offered ADSs will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act prior to the earlier of the Time of Delivery and the SEC’s close of business on the first business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the SEC pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offered ADSs; to advise you, promptly after it receives notice thereof, of the issuance by the SEC of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Offered ADSs, of any notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Offered ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the SEC for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offered ADSs by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Offered ADSs remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered ADSs, in a form reasonably satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Offered ADSs, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the offering and sale of the Offered ADSs to continue as contemplated in the expired registration statement relating to the Offered ADSs. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as you may reasonably request to qualify (or obtain an exemption from qualification for) the Offered ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offered ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Offered ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(f) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder (including, at the option of the Company, Rule 158);

(g) To pay the required SEC filing fees relating to the Offered ADSs within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(h) To use its best efforts in cooperation with the Underwriters to permit the ADRs evidencing the Offered ADSs to be eligible for clearance and settlement through DTC.

(i) To use its best efforts to list for trading the Offered ADSs on the New York Stock Exchange (the “Exchange”);

(j) To promptly notify the Underwriters if the Company ceases to be a Foreign Private Issuer at any time prior to the completion of the distribution of the Offered ADSs within the meaning of the Securities Act;

(k) To maintain a transfer agent, a shareholder registry (registro de accionistas) for the Common Shares as required under the laws of Chile, which is currently maintained by DCV Registros S.A., and a Depositary for the ADRs evidencing the Offered ADSs; and

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Offered ADSs (the “License”); provided, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

6. (a) The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Underlying Shares and Offered ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; the Selling Shareholder represents and agrees that, without the prior consent of the Company and the Underwriters, it has not made and will not make any offer relating to the Underlying Shares and Offered ADSs that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Underwriters, it has not made and will not make any offer relating to the Underlying Shares and Offered ADSs that would constitute a free writing prospectus required to be filed with the SEC; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed in Schedule III(a) hereto;

(b) The Company has complied and will comply with (i) the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the SEC or retention where required and legending, (ii) the requirements of Section II of Circular Letter No. 1,375 of the CMF, and (iii) the requirements of Section 6 of Chapter XIV of the Compendium of Foreign Exchange Regulations of the Central Bank of Chile; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7. The Company and the Selling Shareholder covenant and agree, severally and not jointly, with one another and with the several Underwriters that (a) the Company will pay or cause to be paid: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Offered ADSs under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offered ADSs; (iii) all expenses in connection with the qualification of the Offered ADSs for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, which shall not exceed $10,000; (iv) all fees and expenses in connection with listing the Offered ADSs on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the ADSs, which shall not exceed $25,000, (vi) all registration, qualification and filing fees and expenses of the SEC, NYSE and the CMF and all filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the SEC, NYSE and the CMF of the terms of the sale of the Offered ADSs; (vii) the cost and charges of any transfer agent, registrar, the Company’s agent for service of process or depositary; (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; (ix) all expenses of the Company incurred in connection with any “road show” presentation to potential investors; and (x) the reasonable and documented fees and disbursements of counsels representing the Selling Shareholder; and (b) the Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of the Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including all expenses and taxes incident to the deposit of the Underlying Shares with the Depositary and the sale and delivery of the Offered ADSs to be sold by the Selling Shareholder to the Underwriters hereunder. It is understood, however, that the Company shall bear, and the Selling Shareholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Offered ADSs pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Offered ADSs by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Offered ADSs to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholder herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Company and the Selling Shareholder shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the SEC and no notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to your reasonable satisfaction;

(b) Simpson Thacher & Bartlett LLP, as U.S. counsel for the Underwriters, Morales & Besa Ltda., as Chilean counsel for the Underwriters, and Demarest Advogados, as Brazilian counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated as of the Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Cleary Gottlieb Steen & Hamilton LLP, as U.S. counsel for the Company, Claro & Cia., as Chilean counsel for the Company, and Machado Meyer Sendacz e Ópice Advogados, as Brazilian counsel for the Company shall have furnished to you their written opinion (a form of each such opinion is attached as Annex I(a), (b) and (c) hereto, respectively), dated as of the Time of Delivery, in form and substance satisfactory to you;

(d) Herbert Smith Freehills Kramer (US) LLP, as U.S. counsel for the Selling Shareholder listed in Schedule II hereto, and Coeymans, Edwards, Poblete & Dittborn, as Chilean counsel for the Selling Shareholder listed in Schedule II hereto, shall have furnished to you their written opinion (a form of each such opinion is attached as Annex I(d) and (e) hereto, respectively) dated as of the Time of Delivery, in form and substance satisfactory to you;

(e) On the date of the Prospectus, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers Consultores Auditores y Compañía Limitada shall have furnished to you a comfort letter or comfort letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f) (i) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company or any of its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, otherwise than as set forth in or contemplated by the Pricing Prospectus and the Prospectus, the effect of which is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Underlying Shares and Offered ADSs being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market, on the Santiago Stock Exchange (Bolsa de Comercio de Santiago, Bolsa de Valores) or the Chilean Electronic Stock Exchange (Bolsa Electrónica de Chile, Bolsa de Valores); (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange or the exchanges listed in clause (i) above; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State or Chilean authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States and Chile; (iv) the outbreak or escalation of hostilities involving the United States or Chile or the declaration by the United States or Chile of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or Chile or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Offered ADSs being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) The Offered ADSs to be sold at the Time of Delivery shall have been duly listed on the Exchange;

(j) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each shareholder of the Company listed in Schedule IV hereto, substantially to the effect set forth in Annex III hereto in form and substance satisfactory to you;

(k) The Offered ADSs shall have been made eligible for clearance and settlement through DTC;

(l) The Company shall have appointed Squire Patton Boggs (US) LLP as its authorized service of process agent as set forth in Section 19 hereof;

(m) The Company shall have furnished or caused to be furnished to you on the date hereof and at the Time of Delivery a certificate of the Chief Financial Officer of the Company substantially in the form of Annex II hereto duly executed by the Chief Financial Officer of the Company.

(n) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(o) The Company and the Selling Shareholder shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and of the Selling Shareholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholder, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and the Selling Shareholder of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Securities Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information. Nothing herein shall be construed that the Selling Shareholder may be held jointly and severally liable with the Company for its obligations pursuant to this Section 9(a).

(b) The Selling Shareholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus or any roadshow, in reliance upon and in conformity with the Selling Shareholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, that the Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information; and provided, further, that the aggregate liability of the Selling Shareholder pursuant to this subsection (b) and (e) shall not exceed the product of the number of ADSs sold by the Selling Shareholder and the price per ADS as set forth in the Prospectus (net of any underwriting discounts and commissions but before deducting expenses) (the “Selling Shareholder Proceeds”). Nothing herein shall be construed that the Company may be held jointly and severally liable with the Selling Shareholder for its obligations pursuant to this Section 9(b).

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Selling Shareholder against any losses, claims, damages or liabilities to which the Company or the Selling Shareholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or any roadshow, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company or the Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting,” and the information contained in the eighth paragraph under the caption “Underwriting.”

(d) Promptly after receipt by an indemnified party under subsection (a), (b), or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Offered ADSs, it being understood that the Company will not receive any proceeds from the Offering and the sale of the Offered ADSs by the Selling Shareholder. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, it being understood that the Company will not receive any proceeds from the Offering and the sale of the Offered ADSs by the Selling Shareholder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any reasonable and documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the contribution by the Selling Shareholder pursuant to this subsection (e) shall not exceed its Selling Shareholder Proceeds (reduced by any amounts the Selling Shareholder is obligated to pay under subsection (b) above). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint and the Selling Shareholder’s obligations in this subsection (e) to contribute are several in proportion to the Selling Shareholder Proceeds and not joint.

(f) The obligations of the Company and the Selling Shareholder under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Securities Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Offered ADSs that it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Offered ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Offered ADSs, then the Selling Shareholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Offered ADSs on such terms. In the event that, within the respective prescribed periods, you notify the Selling Shareholder that you have so arranged for the purchase of such Offered ADSs, or the Selling Shareholder notifies you that it has so arranged for the purchase of such Offered ADSs, you or the Selling Shareholder shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” or “Underwriters” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Underlying Shares and Offered ADSs.

(b) If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by you and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Offered ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Offered ADSs to be purchased at the Time of Delivery, then the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of Offered ADSs which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Offered ADSs which such Underwriter agreed to purchase hereunder) of the Offered ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by you, the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Offered ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Offered ADSs to be purchased at the Time of Delivery, or if the Selling Shareholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Offered ADSs of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder, except for the expenses to be borne by the Company, the Selling Shareholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company, or the Selling Shareholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Shareholder, and shall survive delivery of and payment for the Offered ADSs.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Offered ADSs are not delivered by or on behalf of the Selling Shareholder as provided herein, or the Underwriters decline to purchase the Offered ADSs for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Offered ADSs not so delivered solely to the extent provided in Section 7, but the Company and the Selling Shareholder shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly as the Underwriters; and in all dealings with the Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Selling Shareholder made or given by the Selling Shareholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, at 200 West Street, New York, New York 10282, Attention: Registration Department, and to Barclays Capital Inc., at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration; if to the Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for the Selling Shareholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any shareholder that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholder by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Shareholder or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the SEC’s office in Washington, D.C. is open for business.

16. The Company and the Selling Shareholder acknowledge and agree, severally and not jointly, that (i) the purchase and sale of the Offered ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) or any other obligation to the Company or the Selling Shareholder except the obligations expressly set forth in this Agreement, (iv) each of the Company and the Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the Securities Activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Company and the Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Shareholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholder and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and the Selling Shareholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and the Selling Shareholder agree to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and the Selling Shareholder hereby submit to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby. The Company hereby irrevocably appoints Squire Patton Boggs (US) LLP at 1120 Avenue of the Americas, 13th Floor, New York, New York 10036, as its authorized agent in the Borough of Manhattan, The City of New York, upon which process may be served in any such suit or proceeding and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 19 hereof, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding; the Company further agrees to take any and all action as may be reasonably necessary to maintain such designation and appointment of such agent in full force and effect for so long as this Agreement remains in force and for a period of seven years thereafter;

20. The Company and the Selling Shareholder agree, severally and not jointly, to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholder, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency. The Company and the Selling Shareholder hereby irrevocably and unconditionally waive, to the fullest extent permitted by law, the ability of each of the Company and the Selling Shareholder to satisfy its payment obligations hereunder in Chilean currency, pursuant to any applicable regulations or general principles under Chilean law.

21. The Company and the Selling Shareholder irrevocably and unconditionally and to the fullest extent permitted by law waive, and agree not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself of any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement and any document delivered pursuant hereto or hereunder, in each case for the benefit of each successor or assignee, it being intended that, to the extent permitted by law, the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdictions, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 21 shall have the fullest scope permitted under the U.S. Foreign Sovereign Immunities Securities Act of 1976 and are intended to be irrevocable for the purposes of such act.

22. Each reference in this Agreement to U.S. dollars (the “Relevant Currency”), including by use of the term “US$,” is of the essence. To the fullest extent permitted by law, the obligation of the Company and the Selling Shareholder in respect of any amount due by each of them respectively under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company or the Selling Shareholder will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company and the Selling Shareholder not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect;

23. The Company, the Selling Shareholder and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

25. Notwithstanding anything herein to the contrary, the Company and the Selling Shareholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

26. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Shareholder. It is understood that your acceptance of this letter is the form of which shall be submitted to the Company and the Selling Shareholder for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

LATAM Airlines Group S.A.

By:	/s/ Roberto Alvo Milosawlewitsch
	Name:	Roberto Alvo Milosawlewitsch
	Title:	Chief Executive Officer

By:	/s/ Ricardo Bottas
	Name:	Ricardo Bottas
	Title:	Chief Financial Officer

Lauca Investments, LLC

By:	/s/ Sandra Rutova
	Name:	Sandra Rutova
	Title:	Vice President

Accepted as of the date hereof in New York, New York:

Goldman Sachs & Co. LLC

By:	/s/ Facundo Vazquez
	Name:	Facundo Vazquez
	Title:	Managing Director

Barclays Capital Inc.

By:	/s/ Robert Stowe
	Name:	Robert Stowe
	Title:	Managing Director

SCHEDULE I

Underwriter	Total Number of Offered ADSs to be Purchased
Goldman Sachs & Co. LLC	3,500,000
Barclays Capital Inc.	3,500,000
Total	7,000,000

Sch. I-1

SCHEDULE II

The Selling Shareholder:	Total Number of Offered ADSs to be Sold
Sixth Street Partners entities:(a)
Lauca Investments, LLC	7,000,000
Total	7,000,000

(a)	Opinions for this Selling Shareholder provided by Herbert Smith Freehills Kramer (US) LLP (“HSFK”), at 1177 Avenue of the Americas, New York, New York 10036, and Coeymans, Edwards, Poblete & Dittborn (“CEPD”), at Nueva Costanera, 4040, Oficina 41, Vitacura, Santiago, Chile.

Sch. II-1

SCHEDULE III

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None.

(b) Additional documents incorporated by reference

None.

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The public offering price per Offered ADS is US$47.60.

The number of Offered ADSs purchased by the Underwriters is 7,000,000.

Sch. III-1

SCHEDULE IV

List of Signatories to the Lock-Up Agreements

Name	Address
1. Lauca Investments, LLC	c/o Sixth Street Partners, LLC 2100 McKinney Avenue, Suite 1500 Dallas, TX 75201

Sch. IV-1

SCHEDULE V

Subsidiaries

Sch. V-1

ANNEX I(a)

FORM OF OPINION OF
U.S. COUNSEL FOR THE COMPANY

Annex I(a)-1

ANNEX I(b)

FORM OF OPINION OF
CHILEAN COUNSEL FOR THE COMPANY

Annex I(b)-1

ANNEX I(c)

FORM OF OPINION OF
BRAZILIAN COUNSEL FOR THE COMPANY

Annex I(c)-1

ANNEX I(d)

FORM OF OPINION OF
U.S. COUNSEL FOR THE SELLING SHAREHOLDER

Annex I(d)-1

ANNEX I(e)

FORM OF OPINION OF
CHILEAN COUNSEL FOR THE SELLING SHAREHOLDER

Annex I(e)-1

ANNEX II

FORM OF CFO CERTIFICATE

Annex II-1

ANNEX III

FORM OF LOCK-UP AGREEMENT

LATAM Airlines Group S.A.

Lock-Up Agreement

September 8, 2025

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re:	LATAM Airlines Group S.A. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as underwriters (the “Underwriters”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with LATAM Airlines Group S.A. (the “Company”), a publicly held stock corporation (sociedad anónima abierta) duly organized under the laws of the Republic of Chile, providing for an offering in the United States (the “Offering”) by one of the Company’s shareholders of American Depositary Shares (the “ADSs”), each representing 2,000 common shares of the Company (the “Common Stock”), pursuant to a Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, subject to the provisions herein, during the period beginning from the date of this lock-up agreement (the “Lock-Up Agreement”) and continuing to and including the date 30 days after the date of the final prospectus relating to the Offering (the “Prospectus”) (such period, the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of Common Stock or ADSs, or any options or warrants to purchase any shares of Common Stock or ADSs, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock or ADSs (such shares of Common Stock, ADSs, options, rights, warrants or other securities, collectively, the “Lock-Up Securities”), including, without limitation, any such Lock-Up Securities now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock, ADSs or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clauses (i), (ii) or (iii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period, except pursuant to the provisions below.

Annex III-1

Notwithstanding the foregoing, the undersigned may:

(a)	transfer the undersigned’s Lock-Up Securities

(i) deposit Underlying Shares with the Depositary against the issuance of ADS,

(ii) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes,

(iii) upon death by will, testamentary document or intestate succession,

(iv) if the undersigned is a natural person, to any member of the undersigned’s immediate family (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or, if the undersigned is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust,

(v) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(ii) through (v) above,

(vii) if the undersigned is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 promulgated under the U.S. Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity which fund or entity is controlled or managed by the undersigned or affiliates of the undersigned, or (B) as part of a distribution by the undersigned or a corporation, partnership, limited liability company or other business entity affiliated with the undersigned to its direct or indirect shareholders, partners, members or other equityholders or to the estate of any such shareholders, partners, members or other equityholders,

Annex III-2

(viii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, or otherwise pursuant to an order of court or regulatory agency (for purposes hereof, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body, and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction),

(ix) to the Company from a current or former director, officer or employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(x) if the undersigned is not an officer or director of the Company, in connection with a sale of the undersigned’s shares of Common Stock or ADSs acquired (A) from the Underwriters in the Offering or (B) in open market transactions after the closing date of the Offering,

(xi) to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock or ADSs (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the Lock-Up Period, including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the Registration Statement, the preliminary prospectus relating to the ADSs included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement, or

(xii) with the prior written consent of the Underwriters; provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of this Lock-Up Agreement, (C) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer or distribution (other than a required filing on Schedule 13D, Schedule 13D/A, Schedule 13G or Schedule 13G/A of the Exchange Act that is required to be filed during the Lock-Up Period), and (D) in the case of clauses (a)(vii), (viii), (ix) and (x) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clause (a)(vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this Lock-Up Agreement;

Annex III-3

(b)	enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by the Company, provided that (i) none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the undersigned or the Company in connection with such trading plan, such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period;

(c)	transfer the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement; and

(d)	take any actions that are necessary or appropriate (i) for the purposes of pledging, hypothecating, charging or granting any lien, mortgage or other security interest (the “Pledge”) in respect of any of the Lock-Up Securities to or for the benefit of one or more lenders or finance counterparties (as well as any security agent, securities intermediary and/or custodian) (collectively, the “Pledgees”) in connection with a bona fide loan (including any margin loan), advance, extension of credit, or other financing transaction provided to the Selling Shareholder and/or its affiliates (a “Financing Transaction”); or (ii) to permit the Pledgees to enforce their security interest under a Financing Transaction by selling, transferring, appropriating or otherwise disposing of the Lock-Up Securities.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned; provided, however, that this paragraph shall not apply to (i) an investment company registered under the Investment Company Act of 1940, as amended, (ii) an institutional client (or an entity directly or indirectly wholly owned by an institutional client) advised or sub-advised by an investment adviser registered under the Investment Advisers Act of 1940, as amended, or (iii) their respective affiliates.

Annex III-4

For the avoidance of doubt, the restrictions described in this Lock-Up Agreement shall not apply to the sale of the undersigned’s ADSs pursuant to the Underwriting Agreement.

The undersigned now has, and, except as contemplated by clauses (a) and (c) of the third paragraph of this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that neither the Underwriters nor the Company have made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may have provided or hereafter provide to the undersigned in connection with the Offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriters have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any shares of Common Stock of ADSs, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earlier of (i) the date on which the Registration Statement filed with the SEC with respect to the Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder, (iii) the date on which the Selling Shareholder notifies the Underwriters, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Offering and (iv) September 19, 2025 in the event that the Underwriting Agreement has not been executed by such date.

The undersigned understands that the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of page intentionally blank. Signature page follows.]

Annex III-5

Very truly yours,

(please print complete name of entity)

By:
(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

[Signature Page to Lock-Up Agreement]

Annex III-6